UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 4, 2004

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059

(Commission File Number)	(IRS Employer Identification No.)

11501 Northeast Expressway
Oklahoma City, Oklahoma	73131

(Address of Principal Executive Offices)	(Zip Code)

(405) 475-2500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01	Other Events.

     The information set forth in the press release issued by Six Flags, Inc. (the “Company”) on November 15, 2004 (relating to the commencement of the Company’s offering of its convertible senior notes due 2015, the net proceeds of which will be used to repurchase or redeem a portion of its outstanding 9 1/2 % Senior Notes due 2009 and 8 7/8% Senior Notes due 2010), attached hereto as Exhibit 99.1, is incorporated herein by reference.

     On November 4, 2004, the Company entered into an amendment to its $1.1 billion Senior Credit Facility that relaxes the existing financial covenants relating to the leverage ratio through 2006 and to the fixed charge coverage ratio through 2007. The foregoing description of the amendment to the Senior Credit Facility is qualified in its entirety by reference to the amendment which is filed as exhibit 99.2 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

     On November 15, 2004, the Company commenced a proposed public offering of approximately $225.0 million of its convertible senior notes due 2015.

     Information regarding the proposed offering and certain information regarding the Company and its business that has not been previously publicly reported is disclosed in the preliminary prospectus supplement for the convertible senior notes that was filed with the Securities and Commission (the “Commission”) on November 15, 2004, under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 424(b)(3). The information set forth in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release of Six Flags, Inc., dated November 15, 2004.

99.2	Fourth Amendment, dated as of November 4, 2004, to the Amended and Restated Credit Agreement, dated as of July 8, 2002, as amended by the First Amendment, dated as of November 25, 2003, the Optional Increase Amendment, dated as of January 14, 2004, and the Third Amendment, dated as of March 26, 2004, among Six Flags, Inc., Six Flags Operations Inc., Six Flags Theme Parks Inc., certain subsidiaries named therein, the lenders from time to time parties thereto, and Lehman Commercial Paper Inc., as administrative agent.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.
By:	/s/ James F. Dannhauser
	Name:	James F. Dannhauser
	Title:	Chief Financial Officer

Date: November 15, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 15, 2004.

99.2	Fourth Amendment, dated as of November 4, 2004, to the Amended and Restated Credit Agreement, dated as of July 8, 2002, as amended by the First Amendment, dated as of November 25, 2003, the Optional Increase Amendment, dated as of January 14, 2004, and the Third Amendment, dated as of March 26, 2004, among Six Flags, Inc., Six Flags Operations Inc., Six Flags Theme Parks Inc., certain subsidiaries named therein, the lenders from time to time parties thereto, and Lehman Commercial Paper Inc., as administrative agent.

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